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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13143, 333-13717, 333-53139, 333-55878,
333-76674 and 333-88652) of Millennium Chemicals Inc. of our report dated January 25, 2002 relating to the Millennium Chemicals Inc. consolidated financial statements, which appears in the Millennium Chemicals Inc. Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the supplemental financial information and the financial statement schedule, which appears in this Annual Report on Form 10-K/A.



PricewaterhouseCoopers LLP
Florham Park, New Jersey
August 12, 2002